Exhibit 10.1

FORM OF
INDEMNIFICATION AGREEMENT

This Indemnification Agreement is dated as of                         , 2014 (this “Agreement”) and is by and among KKR Financial Holdings LLC, a Delaware limited liability company (the “Company”) and                  (the “Indemnitee”).

Background

The Company believes that in order to attract and retain highly competent persons to serve as directors or in other capacities, it must provide such persons with adequate protection through indemnification against the risks of claims and actions against them arising out of their services to and activities on behalf of the Company.

The Company desires and has requested the Indemnitee to serve as a director of the Company and, in order to induce the Indemnitee to serve as a director of the Company, the Company wishes to grant and secure the Indemnitee the indemnity provided for herein.  The Indemnitee is willing to so serve on the basis that such indemnity be provided.

In consideration of the Indemnitee’s service to the Company and the covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.

Section 1. Indemnification.  To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, the Indemnitee shall be indemnified and held harmless by the Company on an after tax basis from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which the Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of being or having been or having agreed to serve as a director of the Company, or while serving as a director of the Company, being or having been serving or having agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, whether arising from acts or omissions to act occurring on, before or after the date of this Agreement; provided that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by an arbitral tribunal or court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct. Notwithstanding the preceding sentence, except as otherwise provided in Section 3(e) of this Agreement, the Company shall be required to indemnify a person described in such sentence in connection with any demand, action, suit, claim or proceeding (or part thereof) commenced by such person only if the commencement of such demand, action, suit, claim or proceeding (or part thereof) by such person was authorized by the Company in its sole discretion.

Section 2. Advance Payment of Expenses.  To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by the Indemnitee who is indemnified pursuant to this Agreement in appearing at, participating in or defending any claim, demand, action, suit, claim or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable determination that the Indemnitee is not entitled to be indemnified upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it ultimately shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Agreement.

Section 3. Procedure for Indemnification; Notification and Defense of Claim.

(a) Promptly after receipt by the Indemnitee of notice of the commencement of any action, suit, claim or proceeding, the Indemnitee shall, if a claim in respect thereof is to be made against the Company hereunder, notify the Company in writing of the commencement thereof.  The failure to promptly notify the Company of the commencement of the action, suit, claim or proceeding, or the Indemnitee’s request for indemnification, will not relieve the Company from any liability that it may have to the Indemnitee hereunder, except to the extent the Company is actually prejudiced in its defense of such action, suit, claim or proceeding as a result of such failure.  To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request therefor including such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to enable the Company to determine whether and to what extent the Indemnitee is entitled to indemnification.

(b) With respect to any action, suit, claim or proceeding of which the Company is so notified, as provided in this Agreement, the Company, if appropriate, shall be entitled to assume and control the defense of such action, suit, claim or proceeding, with counsel reasonably acceptable to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so, and the Indemnitee shall cooperate with the Company in such defense as reasonably requested by the Company.  After delivery of such notice (but subject to such approval of counsel by the Indemnitee and the retention of such counsel by the Company), the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same action, suit, claim or proceeding; provided that (1) the Indemnitee shall have the right to employ the Indemnitee’s own counsel in such action, suit, claim or proceeding at the Indemnitee’s expense and (2) if (i) the employment of counsel by the Indemnitee at the Company’s expense has been previously authorized in writing by the Company, or (ii) counsel to the Indemnitee shall have reasonably concluded (evidenced by written notice to the Company setting forth the basis for and explanation of such conclusion) that there likely exists a conflict of interest or position, or reasonably believes that such a conflict is likely to arise, on any significant issue between the Company and the Indemnitee in the conduct of any such defense, then the fees and expenses of the Indemnitee’s separate counsel shall be at the expense of the Company, except as otherwise expressly provided by Section 1 of this Agreement, and the Company shall not control the defense of such action, suit, claim or proceeding to the extent of such conflict of interest.  The Company shall not be entitled, without the written consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for the Indemnitee shall in accordance with clause (2)(ii) of the proviso in the immediately preceding sentence have delivered requisite notice regarding the conclusion referred to in such clause.

(c) To the fullest extent permitted by law and subject to the other provisions of this Agreement, the Company’s assumption of the defense of an action, suit, claim or proceeding in accordance with Section 3(b) will constitute an irrevocable acknowledgement by the Company that any loss and liability suffered by the Indemnitee and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by or for the account of the Indemnitee actually and reasonably incurred in connection therewith are indemnifiable by the Company under Section 1 of this Agreement.

(d) The determination whether to grant the Indemnitee’s indemnification request shall be made promptly and in any event within 30 days following the Company’s receipt of a request for indemnification in accordance with Section 3(a).  If the Company determines that the Indemnitee is entitled to such indemnification or the Company has acknowledged such entitlement, the Company shall make payment to the Indemnitee of the indemnifiable amount within such 30 day period.  If the Company has not so acknowledged such entitlement or  the Company’s determination of whether to grant the Indemnitee’s indemnification request has not been made within such 30 day period, the requisite determination of entitlement to indemnification shall nonetheless be deemed to have been made and the Indemnitee shall be entitled to such indemnification, subject to Section 5, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under law.

(e) In the event that (i) the Company determines in accordance with this Section 3 that the Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company denies a request for indemnification, in whole or in part, or fails to respond or make a determination of entitlement to indemnification within 30 days following receipt of a request for indemnification as described above, (iii) payment of indemnification is not made within such 30 day period, (iv) advancement of expenses is not timely made in accordance with Section 2, or (v) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, the Indemnitee’s entitlement to such indemnification or advancement of expenses shall be settled by arbitration in accordance with Section 16.  The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing the Indemnitee’s right to indemnification or advancement of expenses, in whole or in part, in such arbitration shall also be indemnified by the Company to the fullest extent permitted by law.

(f) The Indemnitee shall be presumed to be entitled to indemnification and advancement of expenses under this Agreement upon submission of a request therefor in accordance with Section 2 or Section 3 of this Agreement, as the case may be.  The Company shall have the burden of proof in overcoming such presumption, and such presumption shall be used as a basis for a determination of entitlement to indemnification and advancement of expenses unless the Company overcomes such presumption by clear and convincing evidence.

Section 4. Guarantee and Insurance.

(a) The indemnification provided by this Agreement shall be in addition to any other rights to which the Indemnitee may be entitled under any agreement, insurance, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(b) The Company may purchase and maintain insurance against any liability that may be asserted against, or expense that may be incurred by, any person in connection with the activities of the Company or such person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of this Agreement.

Section 5. Limitation on Indemnification.

(a) For purposes of this Agreement (i) the Company shall be deemed to have requested the Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on the Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of this Agreement; and (iii) any action taken or omitted by the Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

(b) Any indemnification pursuant to this Agreement shall be made only out of the assets of the Company. None of the members of the Company shall be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification. In no event may the Indemnitee subject any member of the Company to personal liability by reason of the indemnification provisions set forth in this Agreement.

(c) The provisions of this Agreement are for the benefit of the Indemnitee and his or her heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other persons.

Section 6.  Certain Settlement Provisions.  The Company shall have no obligation to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action, suit, claim or proceeding without the Company’s prior written consent (which may not be unreasonably withheld).  The Company shall not settle any action, suit, claim or proceeding in any manner that would impose any fine or other monetary obligation on the Indemnitee that is not fully indemnified by the Company or any equitable relief on the Indemnitee or includes an admission of wrongdoing by the Indemnitee, in each case without the Indemnitee’s prior written consent (which may not be unreasonably withheld).  To the extent the Company has assumed and controls the defense of any action, suit, claim or proceeding in accordance with this Agreement, the Indemnitee shall permit the Company to assume and control the settlement, negotiation or compromise of such action, suit, claim or proceeding, and the Indemnitee shall cooperate with the Company as reasonably requested by the Company in such settlement, negotiation or compromise. The Indemnitee shall not settle, negotiate or compromise any action, suit, claim or proceeding indemnifiable under this Agreement without the Company’s prior written consent (which may not be unreasonably withheld).

Section 7. Savings Clause. If any provision or provisions (or portion thereof) of this Agreement shall be invalidated on any ground by any arbitral tribunal or court of competent jurisdiction, then the Company shall nevertheless indemnify the Indemnitee if the Indemnitee was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit, claim or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals, by reason of the fact that the Indemnitee is or was or has agreed to serve as a director of the Company, or while serving as a director of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of the Indemnitee in connection with such action, suit, claim or proceeding, including any appeals, to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by law.

Section 8. Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is finally settled by arbitration to be unavailable to the Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by law, contribute to the payment of all of the Indemnitee’s loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of the Indemnitee in connection with any action, suit, claim or proceeding, including any appeals, in an amount that is just and equitable in the circumstances; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such arbitration settlement is due to any limitation on indemnification set forth in Section 5 or 6 hereof.

Section 9. Form and Delivery of Communications.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand, mailed by certified or registered mail with postage prepaid, mailed for overnight delivery by reputable overnight courier or (d) sent by email or facsimile transmission, upon receipt when confirmed that such transmission has been received.  Notice to the Company shall be sent to 555 California Street, 50th Floor, San Francisco, CA 94104, Attention: General Counsel, facsimile: (415) 391-3330, confirmation telephone number: (415) 315-3620 (or at such other address or means of contact that the Company shall notify the Indemnitee in writing from time to time).  Notice to the Indemnitee shall be sent c/o                    , email:                                 (or

at such other address or means of contact that the Indemnitee shall notify the Company in writing from time to time).

Section 10. Nonexclusivity.  The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, in any court in which a proceeding is brought, other agreements or otherwise, and the Indemnitee’s rights hereunder shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.  No amendment or alteration of the Company’s limited liability company agreement or any other agreement shall adversely affect the rights provided to the Indemnitee under this Agreement.

Section 11. No Construction as Employment Agreement.  Nothing contained herein shall be construed as giving the Indemnitee any right to be retained as a director of the Company or in the employ of the Company or its affiliates.  For the avoidance of doubt, the indemnification and advancement of expenses provided under this Agreement shall continue as to the Indemnitee even though he may have ceased to be a director, officer, employee or agent of the Company.

Section 12. Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

Section 13. Entire Agreement.  This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 14. Modification and Waiver.  No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto.  No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 15. Successor and Assigns.  All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of any indemnitor under this Agreement, by written agreement in form and substance reasonably satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 16. Arbitration.

(a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including without limitation the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York, New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment.  The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings. Except as required by law or as may be reasonably required in connection with ancillary judicial proceedings to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm or challenge an arbitration award, the arbitration proceedings, including any hearings, shall be confidential, and the parties shall not disclose any awards, any materials produced in the proceedings created for the purpose of the arbitration, or any documents produced by another party in the proceedings not otherwise in the public domain.

(b) Each party hereby, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce this Section 16 or any judicial proceeding ancillary to an arbitration or contemplated arbitration arising out of or relating to or concerning this Agreement), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction; (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, that nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law; and (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

(c)  Notwithstanding any provision of this Agreement to the contrary, this Section 16 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Delaware Uniform Arbitration Act (10 Del. C. § 5701 et  seq.) (the “Delaware Arbitration Act”).  If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 16, including any rules of the International Chamber of Commerce, shall be invalid or unenforceable under the Delaware Arbitration Act, or other applicable law, such invalidity shall not invalidate all of this Section 16.  In that case, this Section 16 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 16 shall be construed to omit such invalid or unenforceable provision.

Section 17. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 19.  Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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This Agreement has been duly executed and delivered to be effective as of the date first stated above.

KKR FINANCIAL HOLDINGS LLC

By
Name:
Title:

INDEMNITEE:

Name: